Exhibit 10.1






                              U.S.$ 107,472,386.00


                                 LOAN AGREEMENT

                            Dated as of June 8, 2005

                                     between


                                DST SYSTEMS, INC.
                                   as Borrower


                                       and


                                 CITIBANK, N.A.,
                                    as Lender





                   ------------------------------------------

     LOAN AGREEMENT dated as of June 8, 2005 between DST SYSTEMS, INC., a Delaware corporation (the "Borrower"), and CITIBANK, N.A. ("Citibank").

                                 R E C I T A L S

     WHEREAS, the Lender (as defined below) has agreed to extend certain credit facilities to the Borrower the proceeds of which will be used for operational purposes (subject to the limitations set forth in Section 4.8) by the Borrower and/or its Affiliates:

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and the Lender agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "50% Prepayment Notice" has the meaning specified in Section 5.3.

     "100% Prepayment Notice" has the meaning specified in Section 5.3.

     "Adjustment Event" has the meaning specified in Section 7.13.

     "Advance"  means the  advance by the  Lender to the  Borrower  pursuant  to
Section 2.1.

     "Affiliate" means, as to any Entity, any other Entity that, directly or indirectly, controls, is controlled by or is under common control with such Entity.

     "Applicable Lending Office" means the New York office of the Lender.

     "Business Day" means a day on which banks are not required or authorized to close in New York, New York; provided that, when used in connection with any determination of LIBOR, an Interest Period or the Maturity Date, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Closing Price" means, with respect to any Share on any Business Day, the price for such Share reported by Bloomberg (or any other relevant price source reasonably selected by the Lender) at the close of the regular trading session for such Share on such Business Day; provided that, if the Shares cease to be listed on a national securities exchange or included in a quotation system, then the "Closing Price" shall be determined by the Lender in a commercially reasonably manner.

     "Consolidated Total Assets" means, as of any date, the assets and property of the Borrower and its consolidated subsidiaries, as determined and computed on a consolidated basis in accordance with GAAP.

     "Debt" of any Entity means at any date, without duplication: (a) all obligations of such Entity for borrowed money, (b) all obligations of such Entity evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Entity under conditional sale or other title retention agreements relating to property purchased by such Entity (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Entity issued or assumed as the deferred purchase price of property or services purchased by such Entity (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Entity, (e) all obligations of such Entity under take or pay or similar arrangements or under commodities agreements, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien on, or payable out of the proceeds of production from, property owned or acquired by such Entity, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Debt shall be limited to the greater of (i) the amount of such Debt as to which there is recourse to such Entity and (ii) the fair market value of the property which is subject to the lien, (g) all Support Obligations of such Person, (h) the principal portion of all obligations of such Entity under leases that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of such Entity, (i) all net obligations of such Person in respect of Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Entity and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred stock issued by such Entity and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the outstanding attributed principal amount under any asset securitization program of such Entity (including without limitation any notes or accounts receivable financing program), (m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Entity is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP and (n) all cash obligations which arise in connection with any forward equity transactions which are treated as borrowed money indebtedness in accordance with GAAP. The Debt of any Entity shall include the Debt of any partnership in which such Entity is a general partner or any joint venture in which such Entity is a joint venturer, but only to the extent to which there is recourse to such Entity for payment of such Debt.

     "Default" means an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default.

     "Default Rate" means 10.0 % per annum.

     "Dollars" and "$" means lawful money of the United States of America.

     "Entity" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Events of Default" has the meaning specified in Section 6.1.

     "Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office or its Applicable Lending Office is located and (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located.

     "Existing Revolving Credit Agreement" means the Credit Agreement dated as of November 23, 2004 among the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, as amended from time to time.

     "GAAP" means generally accepted accounting principles in the United States.

     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or forward rate agreement, foreign currency agreement or other agreement regarding the hedging of interest rate or foreign currency risk exposure executed in connection with hedging the interest rate or foreign currency exposure of any Entity, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified from time to time.

     "Incorporated Provisions" has the meaning set forth in Section 7.14 hereof.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Interest Period" means the period beginning on the date of the Advance (in the case of the first Interest Period) or on the last day of the Interest Period then ending (in the case of each subsequent Interest Period) and ending on the numerically corresponding day in the first calendar month after such first day; provided that if an Interest Period would otherwise end (i) on a day which is not a Business Day it shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day and (ii) after the Maturity Date, it shall end on the Maturity Date.

     "Lender" means Citibank, N.A. and any other Entity that shall become a party hereto pursuant to Section 7.5.

     "LIBOR" means, for each Interest Period, a rate determined at approximately 11:00 a.m., London time, two Business Days before the beginning of such Interest Period (for any Interest Period, the "determination time") on the following basis: (a) the rate appearing on Telerate Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at the determination time as the rate for 30-day U.S. dollar deposits and (b) if such rate is not available at such time for any reason, then the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of the offered rates for 30-day deposits in U.S. dollars in an amount approximately equal to the principal amount of the Advance, quoted at the determination time, as such rates appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the "LIBO" page on that service for the purpose of displaying London interbank offered rates of major banks). If neither rate is available at such time for any reason, then "LIBOR" with respect to such Interest Period shall be the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum at which 30-day dollar deposits in the approximate amount of the Advance are offered by the principal London office of the Lender at the date of determination.

     "Loan Documents" means this Agreement and the Note.

     "Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents or (c) the legality, validity or enforceability of this Agreement or the Note.

     "Maturity Date" unless such date is accelerated pursuant to the terms hereof, means June 30, 2005.

     "Note" has the meaning specified in Section 2.2(b).

     "Obligations" means all amounts (including, without limitation, principal, interest, fees and indemnities) owing to the Lender and all other obligations of the Borrower, in each case pursuant to the terms of this Agreement or the Note.

     "Other Taxes" means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or the Note.

     "Shares" means shares of common stock of the Borrower.

     "Significant Subsidiary" means, on any date of determination, each of (a) West Side Investments, Inc., (b) DST Output, Inc. and (c) any other Subsidiary the assets of which represent on such date more than 10% of Consolidated Total Assets; provided that if on any date the assets of Subsidiaries which on such date are not Significant Subsidiaries (the "Nonsignificant Subsidiaries") represent in the aggregate more than 25% of Consolidated Total Assets, the
Borrower shall designate by written notice to the Lender one or more Nonsignificant Subsidiaries as Significant Subsidiaries in order that the aggregate assets of the Nonsignificant

Subsidiaries after such designation do not in the aggregate represent more than 25% of Consolidated Total Assets.

     "Subsidiary" means, with respect to any Entity, any corporation, partnership, limited liability company or other Entity of which at least a majority of the shares of stock or other ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the board of directors or other managers of such entity is at the time directly or indirectly owned or controlled by such Entity or one or more Subsidiaries of such Entity or by such Entity and one or more Subsidiaries of such Entity.

     "Support Obligation" means, with respect to any Entity and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Entity pursuant to which such Entity has directly or indirectly guaranteed any Debt or other obligation of any other Entity and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Entity (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Support Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Entity to invest in another Entity for so long as such investment would not give rise to an Event of Default hereunder.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any governmental authority (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect to any of the foregoing).

     "Unwind Letter" means a letter agreement dated as of the date hereof between the Borrower and the Lender, in form and substance satisfactory to the Lender, pursuant to which the Borrower and the Lender agree to unwind certain forward equity acquisition transactions entered into by the Borrower and the Lender on the terms set forth in the "Master Terms and Conditions for Forward Equity Acquisition Transactions Between Citigroup Global Markets Inc. and DST Systems, Inc." dated as of January 3, 2005 and the ISDA Agreement and Confirmations referred to (and as defined) therein.

                                   ARTICLE II

                         AMOUNT AND TERMS OF THE ADVANCE

     2.1 The Advance. The Lender agrees, on the terms and conditions hereinafter set forth, to make an advance to the Borrower in Dollars in the aggregate principal amount of $107,472,386. The Lender will make the proceeds of the Advance available to the Borrower by 12:00 noon (New York City time) on June 10, 2005.

     2.2 Repayment of Advance; Note.

     (a) The Borrower hereby unconditionally promises to pay to the Lender the outstanding principal amount of the Advance on the Maturity Date.

     (b) The Advance shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the Advance and otherwise duly completed.

     2.3 Prepayment of Advance.

     (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay the Advance in whole or in part, without premium or penalty, subject to the requirements of this Section 2.3 (including, without limitation, Section 2.3(d)).

     (b) Mandatory Prepayments. The Borrower shall prepay the Advance in whole or in part to the extent required by Section 5.3.

     (c) Terms Applicable to All Prepayments. The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any optional prepayment hereunder not later than 11:00 a.m. (New York City time) one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advance or portion thereof to be prepaid. Prepayments shall be accompanied by accrued interest (determined in accordance with Section 2.4) to the date of such prepayment on the principal amount prepaid and shall be made in the manner specified in Section 2.7(a).

     (d) Breakfunding. If the Borrower makes any payment of principal of the Advance (other than a payment required pursuant to Section 2.5 or Section 5.3) on any day other than the last day of the Interest Period applicable thereto (whether optionally or as a result of acceleration of the maturity of the Advance), the Borrower shall reimburse the Lender on demand for any loss or expense incurred by it as a result of the timing of such payment, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties. The Lender shall deliver to the Borrower a certificate as to the amount of such loss, which certificate shall be conclusive in the absence of manifest error.

     2.4 Interest.

     (a) Subject to Sections 2.4(b) and 2.5, the Borrower agrees to pay interest on the Advance at a rate per annum equal to 1.00% over the LIBOR rate.

     (b) Notwithstanding the foregoing, if any principal of or interest on the Advance or any fee or other amount whatsoever payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest from the date such amount becomes overdue, accruing after as well as before judgment until paid in full, at a rate per annum equal to the Default Rate, and such interest shall be payable from time to time upon demand by the Lender. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, the Advance shall bear interest at the Default Rate.

     (c) Accrued interest on the Advance shall be due and payable in arrears on the last day of each Interest Period (including, without limitation, on the Maturity Date); provided, that (i) interest accrued pursuant to paragraph (b) of this Section 2.4 shall be payable on demand and (ii) in the event of any repayment or prepayment of the Advance, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

     (d) All computations of interest based on the LIBOR rate shall be made on the basis of a year of 360 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is being computed.

     2.5 Increased Costs; Illegality. If the Lender in good faith determines that compliance with any law or regulation enacted or introduced after the date hereof, or any guideline or request of any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law), or any condition affecting the Advance or this Agreement imposed on the Lender (or its lending office) or the London interbank market after the date hereof, either (x) increases the cost to the Lender (or its lending office) of agreeing to make or making or funding or maintaining the Advance or (y) reduces the amount of any sum receivable by the Lender (or its lending office) on the Note or (z) affects the amount of capital required to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Advance, then, the Borrower shall pay to the Lender, within 10 days after delivery by the Lender to the Borrower of a certificate as to the amount required to compensate the Lender therefor, the amount required to compensate the Lender therefor (a certificate of the Lender as to such amount to be conclusive and binding on the Borrower in the absence of manifest error). If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by the Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such authority shall make it unlawful or impossible for the Lender (or its lending office) to make, maintain or fund the Advance, the Lender forthwith shall so notify the Borrower. Upon receipt of such notice, the Borrower shall prepay in full the then outstanding principal amount of the Advance, together with accrued interest thereon, on either (i) the last day of the Interest Period applicable thereto if the Lender may lawfully continue to maintain and fund the Advance to such day or (ii) immediately if the Lender may not lawfully continue to fund and maintain the Advance to such day.

     2.6 Taxes.

     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.6) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the

Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a governmental authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

     2.7 Payments Generally.

     (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.5 or 2.6, or otherwise) prior to 12:00 noon (New York City time) on the date when due, in Dollars and immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day. All such payments shall be made to the Lender at its offices at 390 Greenwich Street, 3rd Floor, New York, New York 10013. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (unless such succeeding Business Day falls in the next calendar month, in which case the date for such payment shall be the next preceeding Business Day) and, in the case of any extension of the due date for any payment accruing interest, interest thereon shall be payable for the period of such extension.

     (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied first, to pay interest then due hereunder, then to pay fees and other amounts due hereunder, then to pay principal due hereunder.

     (c) The Borrower agrees that at any time after the occurrence and during the continuance of an Event of Default, in addition to (and without limitation of) any right of set-off, banker's lien, or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option and to the fullest extent permitted by law, to offset balances held by it for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on the Advance to the Borrower hereunder, or any other obligation of the Borrower hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower; provided, that failure to give such notice shall not affect the validity thereof.

                                  ARTICLE III

                              CONDITIONS OF LENDING

     3.1 Condition Precedent to Effectiveness. The effectiveness of this Loan Agreement is subject to the condition precedent that the Lender shall have received, on or before the date hereof, the following documents, each dated the date hereof (except in the case of clause (c) below) and in each case in form and substance satisfactory to the Lender:

     (a) The Note, duly executed by the Borrower, payable to the order of the Lender in the principal amount of the Advance.

     (b) The Unwind Letter, duly executed by the parties thereto.

     (c) Consolidated financial statements of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2004, including balance sheets and income and cash flow statements, audited by independent public accountants and prepared in conformity with GAAP, consistently applied.

     3.2 Condition Precedent to the Advance. The obligation of the Lender to make the Advance is subject to the condition precedent that the Lender shall have received, on or before the date of the Advance, the following documents, each dated the date of the Advance and in each case in form and substance satisfactory to the Lender:

     (a) A certificate of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Note and any other documents to be delivered hereunder.

     (b) A certificate of the Borrower as to the effect set forth in clauses (i) and (ii) of the last paragraph of this Section 3.2.

     The obligation of the Lender to make the Advance shall be subject to the further conditions precedent that on the date of the Advance: (i) the representations and warranties set forth in Article IV are true and correct in all material respects, before and after giving effect to the Advance and to the application of the proceeds thereof and (ii) no Default or Event of Default hereunder shall have occurred and be continuing or would result from such Advance or from the application of the proceeds thereof.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     As of the date hereof, the Borrower represents and warrants to the Lender that:

     4.1 Organization. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action. Each of such Loan Documents has been duly executed and delivered by the Borrower and constitutes, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     4.3 Government Approvals; No Conflicts. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party
(a) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, (b) will not violate any applicable law or regulation or the articles of incorporation, bylaws or other organizational documents of the Borrower and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower.

     4.4 Financial Condition; No Material Adverse Change. The Borrower has heretofore furnished to the Lender the audited consolidated financial statements for the fiscal year ended December 31, 2004 (as described in Section 3.1(g)) and its unaudited consolidated financial statements for the fiscal quarter ended March 31, 2005. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the date, and for the period, with respect to which they were prepared and have been prepared in accordance with GAAP consistently applied. Since March 31, 2005, no event or circumstance has occurred that has had a material adverse effect on the business, assets, operations, condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries, taken as a whole.

     4.5 Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or governmental authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower (i) that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the transactions contemplated hereby.

     4.6 Compliance with Laws and Agreements. The Borrower is in compliance with all applicable laws, regulations and orders of any governmental authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

     4.7  Investment  and  Holding  Company  Status.  The  Borrower  is  not  an
"investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. The Borrower is not a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     4.8 Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. To the extent any portion of the proceeds of the Advance is used to repurchase Shares from the Lender, such Shares shall, immediately following consummation of such repurchase, have the status of authorized but not outstanding as a corporate law matter. No portion of the proceeds of the Advance shall be used to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     4.9 Taxes. All Tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all Taxes of the Borrower or any Subsidiary have been paid, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which reserves established in accordance with GAAP have been provided. The Borrower does not know of any proposed additional Tax assessment against it or its Subsidiaries for which provisions in accordance with GAAP have not been made on their accounts.
Provisions in accordance with GAAP for Taxes on the books of the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.

     4.10 Solvency. Immediately after the transactions contemplated by this Agreement to occur on the date hereof are consummated and after giving effect to the application of the proceeds of the Advance made on the date hereof, (a) the fair value of the assets of the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the date hereof.



                                   ARTICLE V

                            COVENANTS OF THE BORROWER

     5.1 Covenants. So long as any principal of or interest on the Advance or any other Obligation remains outstanding, the Borrower covenants and agrees that:

     (a) The Borrower will (i) preserve and maintain its corporate existence and
(ii) comply with all applicable laws, statutes, rules, regulations and orders, except for any non-compliance which would not (either individually or in the aggregate) reasonably be expected to result in Material Adverse Effect.

     (b) The Borrower will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, and permit representatives of the Lender, during normal business hours, with the consent of the Borrower (which consent shall not be unreasonably withheld), to examine, copy and make extracts from its books and records, to inspect any of its property, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

     (c) The Borrower will maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

     (d) The Borrower will furnish to the Lender:

          (1) as soon as practicable and in any event within five Business Days after the occurrence of any Default, a statement of an officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

          (2) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower files with the Securities and Exchange Commission or any national securities exchange;

          (3) within 21 days after the date of the Advance, if requested by the Lender, (i) a certified copy of the certificate of incorporation of the Borrower and (ii) certified copies of either (A) bylaws of the Borrower or (B) resolutions of the Board of Directors of the Borrower (or equivalent documents), in each case authorizing the Borrower to enter into this Loan Agreement, execute the Note and borrow the Advance; and

          (4) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

     (e) The Borrower will use the proceeds of the Advance for its or its Affiliates' general operating requirements, including payment of the Unwind Amount to the Lender in connection with the transaction contemplated by the Unwind Letter, and to pay fees and expenses relating to the financing hereunder (subject, in each case, to the limitations set forth in Section 4.8).

     (f) The Borrower will not declare or pay any extraordinary dividend in respect of its common stock.

     (g) The Borrower shall at all times maintain committed credit facilities (for the avoidance of doubt excluding this Loan Agreement) in an aggregate amount of $400,000,000 or more.

     (h) The Borrower will comply with each covenant contained in Sections 8.01, 8.04, 8.05 and 8.11 of the Existing Revolving Credit Agreement, and all such covenants are hereby incorporated by reference into this Agreement as such, in favor of and for the benefit of the Lender, as if fully set forth in this Agreement.

     5.2 Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all Taxes imposed upon the Borrower or its Subsidiaries before such Taxes become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     5.3 Mandatory Prepayment Events. If (a) on any Business Day the Closing Price of the Shares is equal to or less than $21.60 (subject to adjustment pursuant to Section 7.13) or (b) on any calendar day the net asset value of West Side Investments, Inc., is less than $850,000,000, the Lender may elect, by written notice to the Borrower (a "100% Prepayment Notice"), to declare 100% of the outstanding principal amount of the Advance and any other amounts payable hereunder to be (and such Advance and such other amounts shall thereby become) due and payable, in each case no later than 12:00 noon (New York City time) on the date specified by the Lender as the "prepayment date" in such 100% Prepayment Notice; provided that such specified prepayment date shall be no less than five Business Days after the date on which the relevant 100% Prepayment Notice is delivered to the Borrower. If, on any Business Day, the Closing Price of the Shares is equal to or less than $26.40, but greater than $21.60 (subject to adjustment pursuant to Section 7.13), the Lender may, by notice to the Borrower (a "50% Prepayment Notice"), declare 50% of the outstanding principal amount of the Advance and any interest accrued thereon to be (and such portion of the Advance and such other amounts shall thereby become) due and payable, in each case no later than 12:00 noon (New York City time) on the date specified by the Lender as the "prepayment date" in such 50% Prepayment Notice; provided that such specified prepayment date shall be no less than five Business Days after the date on which the relevant 50% Prepayment Notice is delivered to the Borrower. All prepayments of the Advance made pursuant to this Section 5.3 shall be accompanied by accrued and unpaid interest (determined in accordance with Section 2.4) to the date of such prepayment on the principal amount prepaid and shall be made in the manner specified in Section 2.7(a).


                                   ARTICLE VI

                                EVENTS OF DEFAULT

     6.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal of the Advance when the same becomes due and payable; the Borrower shall fail to pay when due any interest on the Advance or any other Obligation (other than principal of the Advance) owing under the Loan Documents and such failure remains unremedied for five days after the date on which written notice thereof shall have been given to the Borrower by the Lender; or

     (b) Any representation or warranty made by the Borrower in any Loan Document or in any certificate or other document delivered in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Borrower shall fail to observe or perform any of its obligations under Section 5.1(d)(3); or

     (d) The Borrower shall fail to perform or observe any term, covenant, or agreement (other than (i) the Incorporated Provisions, which shall be covered by clause (e) below and (ii) those failures covered by clauses (a), (b) and (c) above) contained in any Loan Document to which it is a party and any such failure shall continue unremedied for a period of 10 days after written notice from the Lender; or

     (e) Any representation or warranty made by the Borrower in the Existing Revolving Credit Agreement (or in any certificate or other document delivered in connection therewith) shall prove to have been incorrect in any material respect when made or deemed made, or the Borrower shall fail to perform or observe any other term, covenant, or agreement contained in the Existing Revolving Credit Facility (including, without limitation, the Incorporated Provisions) and such failure shall continue after the applicable grace or cure period, if any, specified in the Existing Revolving Credit Facility, or any other "Default" or "Event of Default" (in each case as defined in the Existing Revolving Credit Agreement, and including, without limitation, the Incorporated Provisions) shall occur (and in the case of such a "Default", shall continue after the applicable grace or cure period, if any, specified in the Existing Revolving Credit Facility); or

     (f) The Borrower shall fail to pay any principal of or premium or interest on any other Debt of the Borrower in an aggregate principal amount exceeding $20,000,000 when the same becomes due and payable, and such failure shall continue after the applicable grace period or cure period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period or cure period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (g) Any judgment or order for the payment of money in excess of $20,000,000 shall be rendered against the Borrower, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such proceedings shall not have been stayed or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) (i) The Borrower or any of Borrower's Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or such Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (or any similar law of any applicable jurisdiction), or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or such Significant Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (h); or (ii) any event similar to an event set forth in the foregoing clause (h)(i) shall have occurred in respect of the Borrower or such Significant Subsidiary under the laws of a jurisdiction other than the United States; or

     (h) Any "Event of Default" described in Section 9.01(k) of the Existing Revolving Credit Agreement shall have occurred and be continuing, and such "Event of Default" (as defined in the Existing Revolving Credit Agreement) is hereby incorporated by reference into this Agreement as such, in favor of and for the benefit of the Lender, as if fully set forth in the Agreement;

then, and in any such event, the Lender may, by notice to the Borrower, declare the Advance and the Note, all interest thereon and all other Obligations to be forthwith due and payable, whereupon the Advance and the Note, all such interest and all such other Obligations and amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code (Title 11 U.S.C.), the Advance and the Note, all such interest and all such other Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VII

                                  MISCELLANEOUS

     7.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement and the Note and the documents referred to herein and therein constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.

     7.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, to the respective addresses set forth on the signature pages hereof or at such other address as shall be designated by any party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Lender pursuant to Article II or VII shall not be effective until received by the Lender.

     7.3 No Waiver; Remedies. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided in equity or at law.

     7.4 Costs, Expenses and Indemnification.

     (a) The Borrower agrees to pay and reimburse on demand all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the enforcement of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under or in connection with this Agreement.

     (b) The Borrower agrees to indemnify, defend and save and hold harmless the Lender and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the actual or proposed use of the proceeds of the Advance (whether by the Borrower, any of its Affiliates, or any other Entity or person), the Loan Documents or any of the transactions contemplated hereby or thereby (including, without limitation, any transaction to be entered into by the Borrower or its Affiliates), except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.4(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or its Affiliates, or their respective directors, shareholders or creditors, or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto. The Borrower also agrees not to assert any claim against the Lender or any of its Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the actual or proposed use of the proceeds of the Advance, the Loan Documents or any of the transactions contemplated by the Loan Documents.

     7.5 Assignments and Participations.

     (a) The Lender may not, without the prior written consent of the Borrower (which consent shall not be unreasonably withheld), assign to another Entity all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advance and the Note); provided that no such consent of the Borrower shall be required in the case of any assignment to a Lender Affiliate. For purposes hereof, a "Lender Affiliate" means (i) an Affiliate of the Lender or (ii) any Entity that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by the Lender or an Affiliate of the Lender.

     (b) The Lender may, without the consent of or notice to the Borrower, sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advance and the Note).

     (c) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.5, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any Subsidiaries or Affiliates thereof furnished to the Lender by or on behalf of the Borrower.

     (d) Notwithstanding any other provision set forth in this Agreement, the Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advance and the Note) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     (e) All amounts  payable by the Borrower to the Lender under  Sections 2.5,
2.6 and 7.4(b) shall be determined as if the Lender had not sold or agreed to sell any participations in the Advance or the Note and as if the Lender were funding the Advance in the same way that it is funding the portion of the Advance in which no participations have been sold.

     7.6 Governing Law; Submission to Jurisdiction. This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purposes of all legal proceedings arising out of or relating to the Loan Documents or the transactions contemplated therein. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     7.7 Severability. In case any provision in this Agreement or the Note shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this

Agreement or the Note, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     7.9 Survival. The obligations of the Borrower under Sections 2.3(d), 2.4, 2.5, 2.6, and 7.4 shall survive the repayment of the Advance. Each representation and warranty made or deemed to be made herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading.

     7.10 Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN.

     7.11 No Fiduciary Relationship. The Borrower acknowledges that the Lender has no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the Note, and the relationship between the Lender and the Borrower is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.

     7.12 Disclosure of Tax Treatment. Notwithstanding any other provisions herein, the Borrower and the Lender (and each employee, representative or other agent of each of the foregoing parties) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of this Agreement and the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing persons relating to such U.S. tax treatment and U.S. tax structure.

     7.13 Adjustment Events in Respect of the Shares. In the event of (i) a subdivision, consolidation or reclassification of the Shares into a different number or kind of shares of stock of the Borrower, (ii) a dividend on the Shares (whether in cash, Shares or other securities, assets, rights or property), (iii) a merger or other transaction whereby the outstanding Shares are exchanged for another class of securities, or securities of another issuer, or (iv) any other similar event (each, an "Adjustment Event"), then in each case, the Lender shall make appropriate adjustments to the terms of Section 5.3 of this Agreement, and/or amend the definition of Shares, such that the fundamental economic terms reflected in Section 5.3 of this Agreement are equivalent to those in effect immediately prior to the Adjustment Event.

     7.14 Incorporation by Reference. Certain provisions (the "Incorporated Provisions") contained in this Agreement are incorporated by reference from or defined with reference to the Existing Revolving Credit Agreement solely for the convenience of the parties hereto in documenting this Agreement and the transactions referred to herein. Each such Incorporated Provision shall be incorporated or referred to as though all references therein to the "Agreement", any Notes and Revolving Credit Notes and any "Loan Documents", and all references to the Administrative Agent, the "Lenders" and "Required Lenders" were references to this Agreement and the Lender, respectively, and other changes shall be made (as required by the context) so that such Incorporated Provisions are made solely for the benefit of the Lender with respect to this Agreement. No Incorporated Provision shall be amended, waived or otherwise modified for purposes of this Agreement by any amendment, waiver or other modification by the parties to the Existing Revolving Credit Agreement without the agreement of the Lender, and such Incorporated Provisions shall remain in effect hereunder as they existed prior to such amendment, waiver or modification not agreed to by the Lender (it being understood that the foregoing sentence is not intended to restrict the ability of the Borrower to amend or modify the provisions of the Existing Revolving Credit Agreement in accordance with the terms thereof). If this Agreement remains in effect after the commitments under the Existing Revolving Credit Agreement have been terminated and the loans thereunder have been paid in full and all letters of credit outstanding thereunder have expired or been canceled, the Incorporated Provisions shall continue to be incorporated herein by reference (and, without limitation, the covenants incorporated herein shall continue to be in full force and effect) as set forth above as such provisions were in effect on the date of such termination and repayment, without regard to any amendment, waiver or other modification not agreed to by the Lender hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       DST SYSTEMS, INC.


                                  By:  /s/ Gregg Wm. Givens
                                       -------------------------------------
                                       Name: Gregg Wm. Givens
                                       Title: Vice President and Chief
                                              Accounting Officer


                                  Address for Notices:

                                       DST Systems, Inc.
                                       333 W. 11th Street, Suite 500
                                       Kansas City, Missouri 64105
                                       Attn: Vice President and Chief Financial
                                             Officer
                                       Telecopy: (816) 843-5360



                                  CITIBANK, N.A.


                                  By: /s/ Matthew Nicholls
                                      --------------------------------------
                                       Name: Matthew Nicholls
                                       Title:  Director


                                  Address for Notices:

                                       388 Greenwich Street, 23rd Floor
                                       New York, NY 10013
                                       Attn: Matthew Nicholls
                                       Facsimile:  (646) 291-1676
                                       Telephone: (212) 816-3472

                                    EXHIBIT A

                                      NOTE
U.S. $107,472,386                                           Dated:  June 8, 2005

     FOR VALUE RECEIVED, the undersigned DST Systems, Inc., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of CITIBANK, N.A. (the "Lender") on June 30, 2005 ("the Maturity Date") the principal sum of $107,472,386 (One Hundred Seven Million Four Hundred Seventy Two Thousand Three Hundred Eighty Six United States dollars) or, if less, the aggregate outstanding principal amount of the Advance plus any interest accrued as defined in and pursuant to the Loan Agreement as defined below.

     The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of the Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

     Both  principal  and  interest  are  payable in lawful  money of the United
States of America at the office of the Lender at 390 Greenwich Street, 3rd Floor, New York, New York 10013.

     This Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement dated as of June 8, 2005 (the "Loan Agreement", the terms defined therein being used herein as therein defined) between the Borrower and the Lender. The Loan Agreement contains provisions for acceleration of the Maturity Date hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the Maturity Date hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.


                                      DST SYSTEMS, INC.


                                      By:
                                         ---------------------------------
                                      Name:
                                      Title: